Exhibit 10.37

$500,000.00	December 20, 2002

Philadelphia, Pennsylvania

NOTE

      FOR VALUE RECEIVED, NOVAVAX, INC., a Delaware Corporation, (hereinafter referred to as “Maker”) promises to pay to PIDC LOCAL DEVELOPMENT CORPORATION (hereinafter referred to as “Payee”), at 2600 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania, the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00) pursuant to a Commitment Letter dated October 1, 2002 together with interest at the rate of 2.85% per annum with interest only payable on all sums advanced under the Commitment Letter on the 1st day of January, 2003. Thereafter principal and interest shall be repaid in eighty four (84) equal monthly installments of Six Thousand Five Hundred Seventy Two Dollars and Ninety Cents ($6,572.90) each commencing on the 1st day of February, 2003 and continuing on the 1st day of each month thereafter. Each such installment shall first be applied on account of interest at the aforesaid rate and the balance thereon shall be applied on account of principal. In the event any such installment due under this paragraph is more than fifteen (15) days late, Maker shall pay to Payee a late charge of three percent (3%) of such installment. On or before January 1, 2010, the balance of the principal together with interest accrued and unpaid shall be paid by Maker to Payee.

      In the event Maker prepays all or part of the principal due hereunder, Maker shall pay to the Philadelphia Industrial Development Corporation, agent for Payee, at the time of such prepayment, an amount equal to 1/2 of 1% of the total amount prepaid.

      This Note is being executed pursuant to a loan being made by the Payee to the Maker, and Maker agrees to comply with all of the terms and conditions contained in the Commitment Letter and any default under said Commitment Letter shall be an event of default hereunder.

      The payment of this Note is secured by a Security Agreement of even date herewith between Maker and Payee on certain of the assets of Maker.

      Upon default hereunder, and after thirty (30) days written notice to Maker and the failure of Maker to cure said default within the aforesaid time period, the Maker does hereby empower any attorney of any Court of Record within the United States or elsewhere to appear for Maker, with or without a declaration filed, and confess judgment or judgments against said Maker in favor of the Payee or any subsequent holder hereof, as of any term, for the entire unpaid principal of this Note, and all arrearages of installment payments, together with costs of suit, attorney’s commission of five percent (5%) for collection, and release of all errors, on which judgment, execution or executions may issue forthwith. The Maker hereby waives the right of inquisition on all property levied upon to collect the indebtedness evidenced hereby and does voluntarily condemn the same and authorizes the Prothonotary to enter such condemnation, and waives and releases all laws, now in force or hereinafter enacted, relating to exemption, appraisement or stay of execution.

      The principal indebtedness, or any balance thereof, interest thereon, and all other sums due hereunder shall bear interest at the rate of twelve percent (12%) per annum if not paid when due.

      If this Note is placed in an attorney’s hands for collection, or collected by a suit or through a bankruptcy, or probate, or any other court, either before or after maturity, then in any of said events, there shall be paid to the holder of this Note reasonable attorney’s fees and all costs and other expenses incurred by said holder in enforcing the terms of this Note.

      Failure to pay any part of principal or interest of this Note when due, or failure to carry out any of the terms, covenants or conditions of said Commitment Letter shall authorize the Payee to declare immediately due the whole of the same and exercise any and all the rights and remedies provided by the Uniform Commercial Code as well as other rights and remedies possessed by the Payee.

      The Maker and endorsers of this Note severally waive demand, presentment, notice of dishonor, diligence in collection, notice of protest, and agree to all extensions and partial payments before or after maturity without prejudice to the Payee.

      IN WITNESS WHEREOF, Maker has executed this Note the day and year first above written.

NOVAVAX, INC.

Attest:		By:

	Secretary		Vice President